UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2020 (March 26, 2020)

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 SE 38th Street Bellevue, Washington		98006-1350
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	TMUS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction.

This Current Report on Form 8-K is being filed in connection with the completion on April 1, 2020 (the “Closing Date”) of the previously announced business combination between T-Mobile US, Inc., a Delaware corporation (“T-Mobile”), and Sprint Corporation, a Delaware corporation (“Sprint”), pursuant to the Business Combination Agreement, dated as of April 29, 2018 (as amended, the “Business Combination Agreement”), by and among T-Mobile, Sprint, Huron Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of T-Mobile (“Merger Company”), Superior Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Merger Company (“Merger Sub”), Starburst I, Inc., a Delaware corporation (“Starburst”), Galaxy Investment Holdings, Inc., a Delaware corporation (“Galaxy” and, together with Starburst, the “SoftBank US HoldCos”), and for the limited purposes set forth therein, Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany (“Deutsche Telekom”), Deutsche Telekom Holding B.V., a besloten vennootschap met beperkte aansprakelijkheid organized and existing under the laws of the Netherlands (“DT Holding”), and SoftBank Group Corp., a Japanese kabushiki kaisha (“SoftBank”).

Pursuant to the Business Combination Agreement, on the Closing Date, (i) the SoftBank US HoldCos merged with and into Merger Company, with Merger Company continuing as the surviving entity and as a wholly owned subsidiary of T-Mobile (the “HoldCo Mergers”), and (ii) immediately following the HoldCo Mergers, Merger Sub merged with and into Sprint, with Sprint continuing as the surviving corporation and as a wholly owned indirect subsidiary of T-Mobile (the “Merger” and, together with the HoldCo Mergers, the “Merger Transactions”). In connection with the completion of the Merger Transactions, the parties to the Business Combination Agreement waived the condition to closing set forth in the Business Combination Agreement with respect to the final consent of the California Public Utilities Commission (the “CPUC”), to the extent required, such that all regulatory approvals required for the Merger Transactions to be completed on April 1, 2020 were satisfied or waived as of such date. The parties entered into this waiver without any admission as to whether such final consent was required in connection with the Merger Transactions, following the release of the CPUC’s proposed decision to approve the Merger on March 11, 2020.

Pursuant to the Business Combination Agreement, (i) at the effective time of the HoldCo Mergers, all the issued and outstanding shares of common stock of Galaxy, par value $0.01 per share, and all the issued and outstanding shares of common stock of Starburst, par value $0.01 per share, held by SoftBank Group Capital Limited, a private limited company incorporated in England and Wales and a wholly owned subsidiary of SoftBank and the sole stockholder of each of Galaxy and Starburst (“SoftBank UK”), were converted such that SoftBank UK received an aggregate number of shares of common stock, par value $0.00001 per share, of T-Mobile (“T-Mobile Common Stock”), equal to the product of (x) 0.10256 (the “Exchange Ratio”) and (y) the aggregate number of shares of common stock, par value $0.01 per share, of Sprint (“Sprint Common Stock”), held by the SoftBank US HoldCos, collectively, immediately prior to the effective time of the HoldCo Mergers, and (ii) at the effective time of the Merger (the “Effective Time”), each share of Sprint Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Sprint Common Stock held by Merger Company or held by Sprint as treasury stock) were converted into the right to receive a number of shares of T-Mobile Common Stock equal to the Exchange Ratio. No fractional shares of T-Mobile Common Stock will be issued in connection with the Merger Transactions. Each holder of

Sprint Common Stock converted pursuant to the Merger Transactions who would otherwise have been entitled to receive a fraction of a share of T-Mobile Common Stock (after taking into account all shares held by such holder) will instead receive cash (without interest) in lieu of such fractional share in accordance with the terms of the Business Combination Agreement.

In addition, immediately following the Effective Time on the Closing Date, pursuant to the Letter Agreement, dated as of February 20, 2020 (the “Letter Agreement”), by and among T-Mobile, SoftBank and Deutsche Telekom, SoftBank UK surrendered to T-Mobile, for no additional consideration, an aggregate of 48,751,557 shares (the “SoftBank Specified Shares Amount”) of T-Mobile Common Stock (the “SoftBank Disposition”).

The Letter Agreement further provides that if the trailing 45-day volume-weighted average price per share of T-Mobile Common Stock on the NASDAQ Global Select Market (the “NASDAQ”) is equal to or greater than $150.00 at any time during the period commencing on the second anniversary of the Closing Date and ending on December 31, 2025, T-Mobile will issue to SoftBank, for no additional consideration, a number of shares of T-Mobile Common Stock equal to the SoftBank Specified Shares Amount (the “Additional Shares”), subject to the terms and conditions set forth in the Letter Agreement.

As of immediately following the Merger Transactions and after giving effect to the SoftBank Disposition, Deutsche Telekom and SoftBank held approximately 43% and 24%, respectively, of the outstanding T-Mobile Common Stock, with the remaining approximately 33% of the outstanding T-Mobile Common Stock held by public stockholders, in each case on a fully diluted basis. The T-Mobile Common Stock continues to trade on the NASDAQ under the ticker symbol “TMUS”. As further described in this Current Report on Form 8-K and in T-Mobile’s other periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”), Deutsche Telekom is also a holder of a portion of the outstanding debt of T-Mobile USA, Inc., a Delaware corporation (“T-Mobile USA”).

The description of the Merger Transactions and the SoftBank Disposition contained in this Introduction does not purport to be complete and is qualified in its entirety by reference to the Business Combination Agreement, which is filed as Exhibit 2.1 hereto, Amendment No. 1, dated as of July 26, 2019, to the Business Combination Agreement, which is filed as Exhibit 2.2 hereto, Amendment No. 2, dated as of February 20, 2020, to the Business Combination Agreement, which is filed as Exhibit 2.3 hereto, and the Letter Agreement, which is filed as Exhibit 10.1 hereto.

The total aggregate consideration payable in the Merger Transactions was approximately 379 million shares of T-Mobile Common Stock after giving effect to the SoftBank Disposition. The issuance of shares of T-Mobile Common Stock in connection with the Merger Transactions was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-226435) filed by T-Mobile with the SEC and declared effective on October 29, 2018 (the “Registration Statement”). The joint consent statement/prospectus included in the Registration Statement contains additional information about the Business Combination Agreement and the Merger Transactions.

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Stockholders’ Agreement

Pursuant to the Business Combination Agreement, on April 1, 2020, T-Mobile, Deutsche Telekom and SoftBank entered into an amendment and restatement (the “Amended and Restated Stockholders’ Agreement”) of the Stockholder’s Agreement, dated as of April 30, 2013, by and between T-Mobile and Deutsche Telekom.

The Amended and Restated Stockholders’ Agreement includes provisions setting forth the rights of Deutsche Telekom and SoftBank to designate individuals to be nominees for election to T-Mobile’s board of directors (the “Board”) and any committees thereof. Pursuant to the Amended and Restated Stockholders’ Agreement, at all times when Deutsche Telekom and SoftBank beneficially own at least 50% of the outstanding T-Mobile Common Stock and any other securities of T-Mobile that are entitled to vote in the election of directors (collectively, “T-Mobile Voting Securities”) in the aggregate and any such T-Mobile Voting Security continues to be subject to the Proxy (as defined below), (i) the Board will consist of a total of 14 directors, (ii) each of Deutsche Telekom and SoftBank (except, in the case of SoftBank, if it beneficially owns less than a certain minimum percentage of the outstanding T-Mobile Voting Securities (10% if the condition giving rise to SoftBank’s right to the Additional Shares has been satisfied, or 9% if it has not)) has the right to designate a specified number of nominees for election to the Board in accordance with the terms of the Amended and Restated Stockholders’ Agreement, subject to certain requirements, including requirements with respect to the “independence” of certain nominees under applicable stock exchange listing standards and rules of the SEC, (iii) the chairperson of the Board will be a Deutsche Telekom designee and (iv) the Board will have certain committees, which committees will be comprised in the manner specified in the Amended and Restated Stockholders’ Agreement. The Amended and Restated Stockholders’ Agreement further provides that at all times when Deutsche Telekom and SoftBank beneficially own less than 50% of the outstanding T-Mobile Voting Securities in the aggregate or no T-Mobile Voting Security continues to be subject to the Proxy, then, in each case, each of Deutsche Telekom and SoftBank has the right to designate a number of nominees for election to the Board equal to the percentage of T-Mobile Voting Stock that it beneficially owns (provided that such percentage is 10% or more) multiplied by the number of directors on the Board, rounded to the nearest whole number greater than zero.

Based on the percentages of T-Mobile Common Stock beneficially owned by Deutsche Telekom and SoftBank as of immediately following the Merger Transactions and after giving effect to the SoftBank Disposition, under the Amended and Restated Stockholders’ Agreement, Deutsche Telekom has the right to designate nine individuals to be nominees for election to the Board and SoftBank has the right to designate four individuals to be nominees for election to the Board.

In accordance with the terms of the Business Combination Agreement and the Amended and Restated Stockholders’ Agreement, as modified by certain transitional arrangements agreed to between the parties as described under Item 5.02 below, as of immediately following the Effective Time, the Board consists of a total of 14 directors, including nine directors designated by Deutsche Telekom, three directors designated by SoftBank, and each of John J. Legere (who will not be deemed to be a designee of Deutsche Telekom or of SoftBank for purposes of the Amended and Restated Stockholders’ Agreement) and G. Michael Sievert.

In addition, pursuant to the Amended and Restated Stockholders’ Agreement and the Restated Charter, (i) as long as Deutsche Telekom beneficially owns 30% or more of the outstanding T-Mobile Voting Securities, T-Mobile will not take certain actions without Deutsche Telekom’s prior written consent, including (a) incurring indebtedness above certain levels based on a specified debt to cash flow ratio, (b) taking any action that would cause a default under any instrument evidencing indebtedness of Deutsche Telekom or its affiliates, (c) acquiring or disposing of assets or entering into mergers or similar acquisitions in excess of $1.0 billion, (d) changing the size of the Board, (e) subject to certain exceptions, issuing equity of 10% or more of the then-outstanding shares of T-Mobile Common Stock, or issuing equity to redeem debt held by Deutsche Telekom, (f) repurchasing or redeeming equity securities or making any extraordinary or in-kind dividend other than on a pro rata basis, or (g) making certain changes involving the Chief Executive Officer of T-Mobile, and (ii) as long as SoftBank beneficially owns 22.5% or more of the outstanding T-Mobile Voting Securities, T-Mobile will not take certain actions without SoftBank’s prior written consent, including (a) acquiring or disposing of assets or entering into mergers or similar acquisitions in excess of $1.0 billion (other than a Sale of the Company (as defined in the Amended and Restated Stockholders’ Agreement), for which the prior written consent of SoftBank will not be required, but for which SoftBank has a match right as set forth in the Amended and Restated Stockholders’ Agreement) or (b) subject to certain exceptions, issuing equity of 10% or more of the then-outstanding shares of T-Mobile Common Stock. T-Mobile has also agreed not to amend its certificate of incorporation and bylaws in any manner that could adversely affect Deutsche Telekom’s or SoftBank’s rights under the Amended and Restated Stockholders’ Agreement for as long as the applicable stockholder beneficially owns 5% or more of the outstanding T-Mobile Voting Securities.

Pursuant to the Amended and Restated Stockholders’ Agreement, Deutsche Telekom, SoftBank and their respective affiliates are generally prohibited from acquiring T-Mobile Voting Securities that would cause their collective beneficial ownership to exceed 80.1% of the outstanding T-Mobile Voting Securities unless such acquiring stockholder makes an offer to acquire all of the then-remaining outstanding shares of T-Mobile Common Stock at the same price and on the same terms and conditions as the proposed acquisition from all other stockholders of T-Mobile, which is either (i) accepted or approved by a majority of the directors on the Board, which majority includes a majority of the directors who are not affiliated with Deutsche Telekom or SoftBank under the terms of the Amended and Restated Stockholders’ Agreement (the “Required Approval”), or (ii) accepted or approved by holders (other than Deutsche Telekom, SoftBank and their respective affiliates) of a majority of the shares of T-Mobile Common Stock (other than shares held by Deutsche Telekom, SoftBank and their respective affiliates). Each of Deutsche Telekom and SoftBank is also prohibited from transferring any shares of T-Mobile Common Stock in any transaction that would result in the transferee owning more than 30% of the outstanding shares of T-Mobile Common Stock unless the transfer is approved by the Board (including the Required Approval) or the transferee offers to acquire all of the then outstanding shares of T-Mobile Common Stock at the same price and on the same terms and conditions as the proposed transfer.

So long as SoftBank beneficially owns 22.5% or more of the outstanding T-Mobile Voting Securities, the Amended and Restated Stockholders’ Agreement also provides SoftBank with a match right in connection with a possible sale of T-Mobile (whether initiated by T-Mobile or a third party).

The Amended and Restated Stockholders’ Agreement sets forth certain additional rights and obligations of each of Deutsche Telekom and SoftBank, including information rights, registration rights and non-competition restrictions.

The foregoing summary of the Amended and Restated Stockholders’ Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Amended and Restated Stockholders’ Agreement, which is filed as Exhibit 10.2 hereto.

Proxy Agreement

Pursuant to the Business Combination Agreement, on April 1, 2020, Deutsche Telekom and SoftBank entered into a Proxy, Lock-up and ROFR Agreement (the “Proxy Agreement”). The Proxy Agreement establishes between Deutsche Telekom and SoftBank certain rights and obligations in respect of the shares of T-Mobile Common Stock owned by each of Deutsche Telekom, SoftBank and certain of their respective affiliates to enable Deutsche Telekom to consolidate T-Mobile into Deutsche Telekom’s financial statements following the completion of the Merger Transactions. Pursuant to the Proxy Agreement, at any meeting of the stockholders of T-Mobile, the shares of T-Mobile Common Stock beneficially owned by SoftBank will be voted in the manner directed by Deutsche Telekom (the “Proxy”), which obligation will terminate upon the earliest of: (i) with respect to each such share of T-Mobile Common Stock, the date on which such share is transferred to a third party in accordance with the terms of the Proxy Agreement, subject to certain exceptions, (ii) the date on which Deutsche Telekom owns 55% or more of the outstanding T-Mobile Voting Securities and (iii) the date on which Deutsche Telekom has transferred an aggregate number of shares representing 5% or more of the outstanding T-Mobile Common Stock as of immediately following the Effective Time. The Proxy Agreement also contains certain restrictions on the ability of each of SoftBank and Deutsche Telekom to transfer or acquire shares of T-Mobile Common Stock, including that each of SoftBank and Deutsche Telekom is not permitted to transfer its shares without the prior written consent of the other stockholder from and after the Effective Time until the fourth anniversary of the Effective Time, subject to certain exceptions, including for transfers of up to 5% of the T-Mobile Common Stock outstanding as of the Effective Time beginning after the first anniversary of the Effective Time and up to an additional 10% of the T-Mobile Common Stock outstanding as of the Effective Time beginning after the second anniversary of the Effective Time. As a result of the Proxy Agreement, T-Mobile continues to be a “controlled company” for purposes of NASDAQ rules, which provides T-Mobile with exemptions from certain corporate governance requirements under NASDAQ rules.

The foregoing description of the Proxy Agreement is not complete and is qualified in its entirety by reference to the Business Combination Agreement, which is filed as Exhibit 2.1 hereto, the form of Proxy Agreement attached as Exhibit F to the Business Combination Agreement, and Amendment No. 2, dated as of February 20, 2020, to the Business Combination Agreement, which is filed as Exhibit 2.3 hereto.

License Agreement Amendment

Pursuant to the Business Combination Agreement, on April 1, 2020, T-Mobile and Deutsche Telekom entered into an amendment (the “License Agreement Amendment”) to the License Agreement, dated as of April 30, 2013 (the “License Agreement”), by and between T-Mobile and Deutsche Telekom. The License Agreement Amendment provides, among other things, that the license fee payable by T-Mobile to Deutsche Telekom under the License Agreement will be subject to a cap of $80.0 million per year through December 31, 2028.

The foregoing summary of the License Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the License Agreement Amendment, which is filed as Exhibit 10.3 hereto.

The information set forth in Item 2.03 is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Existing Deutsche Telekom Credit Facilities

On the Closing Date, in connection with the Merger Transactions and pursuant to the Financing Matters Agreement, dated as of April 29, 2018 (the “Financing Matters Agreement”), by and between T-Mobile USA and Deutsche Telekom, T-Mobile USA repaid all outstanding amounts owed under, and terminated, T-Mobile USA’s existing $4.0 billion Term Loan Credit Agreement, dated as of November 9, 2015 and as amended from time to time, by and among T-Mobile USA, as borrower, T-Mobile, as a guarantor, the subsidiary guarantors party thereto, Deutsche Bank AG New York Branch (“DB”), as administrative agent, and Deutsche Telekom, as lender. Further, on the Closing Date, pursuant to the Financing Matters Agreement, T-Mobile USA terminated (i) T-Mobile USA’s existing Secured Revolving Credit Agreement, dated as of December 29, 2016 and as amended from time to time, by and among T-Mobile USA, as borrower, T-Mobile, as a guarantor, the subsidiary guarantors party thereto and Deutsche Telekom, as administrative agent and lender, and (ii) T-Mobile USA’s existing Unsecured Revolving Credit Agreement, dated as of December 29, 2016 and as amended from time to time, by and among T-Mobile USA, as borrower, T-Mobile, as a guarantor, the subsidiary guarantors party thereto and Deutsche Telekom, as administrative agent and lender.

Notes held by Deutsche Telekom

On the Closing Date, in connection with the Merger Transactions and pursuant to the Financing Matters Agreement, T-Mobile USA purchased from Deutsche Telekom the outstanding $2,000,000,000 in aggregate principal amount of T-Mobile USA’s 5.300% Senior Notes due 2021 and the outstanding $2,000,000,000 in aggregate principal amount of T-Mobile USA’s 6.000% Senior Notes due 2024, in each case at a price equal to par plus accrued and unpaid interest on such notes to, but not including, the Closing Date.

As disclosed in T-Mobile’s Current Report on Form 8-K filed on December 21, 2018, amendments to the Indenture, dated as of April 28, 2013 (as amended and supplemented, the “Indenture”), by and among T-Mobile USA, the guarantors party thereto and Deutsche Bank Trust Company Americas, governing certain other T-Mobile USA notes held by Deutsche Telekom, became effective immediately prior to the completion of the Merger Transactions. These amendments pertain to T-Mobile USA’s 4.000% Senior Notes due 2022-1, 5.125% Senior Notes due 2025-1, 5.375% Senior Notes due 2027-1, 4.500% Senior Notes due 2026-1 and 4.750% Senior Notes due 2028-1 (collectively, the “DT Notes”). These amendments, among other things, amend the Indenture (i) pertaining to all DT Notes to allow certain entities related to Sprint’s existing spectrum securitization notes program (the “Sprint Spectrum Note Facility”) to be non-guarantor restricted subsidiaries under the Indenture, provided that the aggregate principal amount of the notes issued and outstanding under the Sprint Spectrum Note Facility does not exceed $7.0 billion and provided that the principal amount of such notes shall reduce the amount available under the ratio basket with respect to Credit Facilities (as defined in the Indenture), (ii) pertaining to the 5.125% Senior Notes due 2025-1 to amend the maturity date from April 15, 2025 to April 15, 2021, (iii) pertaining to the 5.375% Senior Notes due 2027-1 to amend the maturity date from April 15, 2027 to April 15, 2022 and (iv) pertaining to the 5.125% Senior Notes due 2025-1 to provide that T-Mobile USA shall be required to redeem 100% of the then-outstanding 5.125% Senior Notes due 2025-1, at a price equal to 100% of the aggregate principal amount of the 5.125% Senior Notes due 2025-1, plus accrued and unpaid interest on the 5.125% Senior Notes due 2025-1 redeemed to, but not including, the applicable redemption date, on any date that T-Mobile USA redeems or prepays any other notes or debt securities (other than the other DT Notes) issued by T-Mobile USA and outstanding as of April 29, 2018.

As of immediately following the Merger Transactions and after giving effect to the SoftBank Disposition, Deutsche Telekom held approximately 43% of the outstanding T-Mobile Common Stock on a fully diluted basis. Deutsche Telekom is a holder of a portion of T-Mobile USA’s outstanding debt, as further described in this Current Report on Form 8-K and in T-Mobile’s other periodic reports filed with the SEC.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction regarding the acquisition of the equity interests of Sprint is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

New Credit Agreement

On the Closing Date, T-Mobile USA entered into a Credit Agreement (the “New Credit Agreement”) by and among T-Mobile USA, as borrower, DB, as administrative agent, and the lenders and other financial institutions party thereto, providing for a $4.0 billion term loan facility (the “New Term Loan Facility”) and a $4.0 billion revolving credit facility (the “New Revolving Credit Facility”).

The loans under the New Term Loan Facility mature on April 1, 2027. The loans under the New Term Loan Facility are payable in quarterly installments of 0.25% of the sum of the aggregate amount of the term loans outstanding thereunder on the Closing Date, with the remaining balance due at maturity, except as otherwise extended or replaced. The loans under the New Term Loan Facility may be prepaid by T-Mobile USA at any time without penalty or premium, subject to customary LIBOR breakage provisions and a soft call prepayment premium of 1.00% of the outstanding principal amount of the loans under the New Term Loan Facility payable upon the refinancings of certain loans by T-Mobile USA with lower priced debt prior to October 1, 2020, subject to customary exclusions.

Commitments under the New Revolving Credit Facility will mature on April 1, 2025, except as otherwise extended or replaced. T-Mobile USA may repay amounts borrowed, reborrow and/or terminate the commitments under the New Revolving Credit Facility (in whole or part) at any time without premium or penalty.

The rates of interest on amounts borrowed under the Term Loan Facility are based on, at T-Mobile USA’s option, either LIBOR (subject to a 0% LIBOR floor) plus a margin of 3.00% or an alternate base rate plus a margin of 2.00%, and amounts borrowed under the Revolving Credit Facility are based on, at T-Mobile USA’s option, either LIBOR (subject to a 0% LIBOR floor)

plus a margin of 1.25% or an alternate base rate plus a margin of 0.25%, with the margins subject to reduction to 1.00% and 0.00%, respectively, if T-Mobile’s Total First Lien Net Leverage Ratio (as defined in the New Credit Agreement) is less than or equal to 0.75 to 1.00. The alternate base rate is the highest of (i) the prime rate of the administrative agent, (ii) the federal funds effective rate plus 0.50% and (iii) one-month adjusted LIBOR plus 1.00%. In the event that LIBOR becomes unascertainable, is no longer made available or a public announcement has been made that it will no longer be available or syndicated loans are being executed or amended to incorporate or adopt a new benchmark to replace LIBOR, then T-Mobile USA and the administrative agent are permitted to amend the New Credit Agreement to replace LIBOR with an alternative benchmark rate.

The commitment fee for the New Revolving Credit Facility is 0.375% per annum, subject to reduction to 0.25% if T-Mobile’s Total First Lien Net Leverage Ratio is less than or equal to 0.75 to 1.00 and an increase to 0.50% if T-Mobile’s Total First Lien Net Leverage Ratio is greater than 1.25 to 1.00, in each case determined on a Pro Forma Basis (as defined in the New Credit Agreement) as of the last day of the most recently ended Test Period (as defined in the New Credit Agreement).

T-Mobile USA’s obligations under the New Credit Agreement are guaranteed by T-Mobile and by all of T-Mobile USA’s wholly-owned domestic restricted subsidiaries (other than certain excluded subsidiaries including certain designated special purpose finance vehicle entities, insurance subsidiaries and immaterial subsidiaries), all of T-Mobile’s subsidiaries that guarantee certain of T-Mobile USA’s indebtedness, and any subsidiary of T-Mobile that directly or indirectly owns any of T-Mobile USA’s equity interests. In addition, T-Mobile USA’s obligations under the New Credit Agreement and the guarantee obligations of the guarantors are supported by a first priority pledge (subject to permitted liens under the New Credit Agreement) in substantially all of the tangible and intangible personal property assets of T-Mobile USA and the guarantors, in each case subject to certain exceptions as set forth in the New Credit Agreement, the Collateral Agreement, dated as of April 1, 2020 (the “Collateral Agreement”), by and among T-Mobile USA, T-Mobile and the other grantors party thereto in favor of Deutsche Bank Trust Company Americas, as collateral trustee, and related documentation.

The New Term Loan Facility requires T-Mobile USA to prepay outstanding term loans with (i) beginning with the fiscal year ending December 31, 2021, a variable percentage of excess cash flow, ranging from 50% to 0% depending on T-Mobile USA’s Total First Lien Net Leverage Ratio from time to time, (ii) a variable percentage, ranging from 100% to 50% depending on T-Mobile USA’s Total First Lien Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period, of the net cash proceeds in excess of (on an aggregate basis) $250.0 million of certain asset sales by T-Mobile USA or any of its restricted subsidiaries (subject to certain reinvestment rights), and (iii) 100% of T-Mobile USA’s and its restricted subsidiaries’ net cash proceeds from issuances, offerings or placements of debt obligations not permitted under the New Credit Agreement, in each case subject to certain exceptions set forth in the New Credit Agreement and related documentation.

The New Credit Agreement contains certain limitations on T-Mobile USA and its restricted subsidiaries with respect to dividends and other distributions, restrictions on investments, indebtedness and guarantees, sales of certain assets, affiliate transactions, liens, business activities and consolidations and mergers.

The New Credit Agreement provides that T-Mobile USA has the right at any time to request incremental term loans or incremental revolving credit commitments (or incremental equivalent debt) up to the greater of the sum of (a) the greater of (x) $11.0 billion and (y) 50% of Consolidated Cash Flow (as defined in the New Credit Agreement) determined on a Pro Forma Basis for the most recently ended Test Period plus (b) the amount of all voluntary prepayments, cash amounts actually paid in connection with below-par term loan buybacks (to the extent such loans are cancelled) and undrawn commitment reductions of term loans, revolving credit loans, incremental term loans, incremental revolving credit loans and incremental equivalent debt (in each case (A) with respect to revolving credit loans, to the extent accompanied by a permanent reduction in such revolving credit commitments and (B) to the extent not funded with the proceeds of debt constituting “long-term debt” (other than debt in respect of any revolving credit facility)) plus (c) such other amount so long as such amount at such time could be incurred without causing T-Mobile USA’s pro forma Total First Lien Net Leverage Ratio to exceed 2.0 to 1.0 in the case of incremental loans or commitments that are first lien obligations, Total Secured Net Leverage Ratio (as defined in the New Credit Agreement) to exceed 2.5 to 1.0 in the case of incremental loans or commitments that are junior lien obligations, Total Net Leverage Ratio (as defined in the New Credit Agreement) to exceed 6.0 to 1.0 in the case of incremental loans or commitments that are unsecured indebtedness or, in the case of incremental term loans incurred in connection with a permitted acquisition or other investment, the Total First Lien Net Leverage Ratio, Total Secured Net Leverage Ratio or Total Net Leverage Ratio, as applicable, immediately prior to such permitted acquisition or other investment. The lenders are not under any obligation to provide any such incremental commitments or loans.

The New Revolving Credit Facility contains a financial maintenance covenant, requiring T-Mobile USA to maintain a Total First Lien Net Leverage Ratio of 3.30 to 1.00 or less at each fiscal quarter end beginning with the fiscal quarter ending September 30, 2020.

The New Credit Agreement contains customary events of default, including, without limitation, payment defaults, covenant defaults, breaches of certain representations and warranties, cross defaults to certain material indebtedness, certain events of bankruptcy and insolvency, material judgments, a change of control coupled with a ratings downgrade, certain ERISA events and the invalidity of security documents and guarantees.

Bridge Term Loan Credit Agreement

On the Closing Date, T-Mobile USA entered into a Bridge Term Loan Credit Agreement (the “Bridge Credit Agreement”) by and among T-Mobile USA, as borrower, Goldman Sachs Bank USA, as administrative agent, and the lenders and other financial institutions party thereto, providing for a $19.0 billion term loan facility.

The loans under the Bridge Credit Agreement, which were drawn on the Closing Date, mature 364 days following the Closing Date, which date of maturity may be extended by T-Mobile USA up to two times for an additional period of 182 days per extension, in each case subject to an extension fee of 0.25% of the aggregate principal amount of the loans outstanding on the date of such extension. The loans under the Bridge Credit Agreement are due at maturity (subject to extension as described in the preceding sentence). The loans under the Bridge Credit Agreement may be prepaid by T-Mobile USA at any time without penalty or premium, subject to customary LIBOR breakage provisions.

The rates of interest on amounts borrowed under the Bridge Credit Agreement are based on, at T-Mobile USA’s option, either LIBOR (subject to a 0% LIBOR floor) plus a margin of 1.25% or an alternate base rate, plus a margin of 0.25%, in each case, increasing by (a) 0.25% on the date falling on the last day of the three-month period following the Closing Date and (b) an additional 0.25% on the last day of the three-month period thereafter. The alternate base rate is the highest of (i) the prime rate of the administrative agent, (ii) the federal funds effective rate plus 0.50% and (iii) one-month adjusted LIBOR plus 1.00%. In the event that LIBOR becomes unascertainable, is no longer made available or a public announcement has been made that it will no longer be available or syndicated loans are being executed or amended to incorporate or adopt a new benchmark to replace LIBOR, then T-Mobile USA and the administrative agent are permitted to amend the Credit Agreement to replace LIBOR with an alternative benchmark rate.

The Bridge Credit Agreement is subject to a duration fee on the aggregate principal amount of the loans then outstanding of (i) 0.50% payable on each of the 90th, 180th, 270th and 364th day after the Closing Date, and (ii) 0.75% payable on each of the 454th, 544th and 634th day after the Closing Date.

T-Mobile USA’s obligations under the Bridge Credit Agreement are guaranteed by T-Mobile and by all of T-Mobile USA’s wholly-owned domestic restricted subsidiaries (other than certain excluded subsidiaries including certain designated special purpose finance vehicle entities, insurance subsidiaries and immaterial subsidiaries), all of T-Mobile’s subsidiaries that guarantee certain of T-Mobile USA’s indebtedness, and any subsidiary of T-Mobile that directly or indirectly owns any of T-Mobile USA’s equity interests. In addition, T-Mobile USA’s obligations under the Bridge Credit Agreement and the guarantee obligations of the guarantors are supported by a first priority pledge (subject to permitted liens under the Bridge Credit Agreement) in substantially all of the tangible and intangible personal property assets of T-Mobile USA and the guarantors, in each case subject to certain exceptions as set forth in the Bridge Credit Agreement, the Collateral Agreement and related documentation.

The Bridge Credit Agreement requires T-Mobile USA to prepay outstanding term loans with (i) 100% of the net cash proceeds of certain asset sales by T-Mobile USA or any of its restricted subsidiaries and (ii) 100% of the net cash proceeds of certain issuances, offerings or placements of debt obligations by T-Mobile USA or any of its restricted subsidiaries, in each case subject to an aggregate threshold of $1.0 billion and certain other exceptions set forth in the Bridge Credit Agreement and related documentation.

The Bridge Credit Agreement contains certain limitations on T-Mobile USA and its restricted subsidiaries with respect to liens and consolidations and mergers.

The Bridge Credit Agreement contains customary events of default, including, without limitation, payment defaults, covenant defaults, breaches of certain representations and warranties, cross payment defaults and cross accelerations to certain material indebtedness, certain events of bankruptcy and insolvency, material judgments, a change of control coupled with a ratings downgrade, certain ERISA events and the invalidity of security documents and guarantees.

Sprint Capital Corporation Notes

On the Closing Date, pursuant to the Fifth Supplemental Indenture, dated as of April 1, 2020 (the “Fifth Supplemental Indenture”), by and among Sprint Capital Corporation, Sprint Communications, Inc., T-Mobile, T-Mobile USA and The Bank of New York Mellon Trust Company, N.A., as trustee, T-Mobile and T-Mobile USA guaranteed all obligations of Sprint Capital Corporation under Sprint Capital Corporation’s outstanding $2,475,000,000 in aggregate principal amount of 6.875% Senior Notes due 2028 and $2,000,000,000 in aggregate principal amount of 8.750% Senior Notes due 2032 (collectively, the “SCC Notes.”). The SCC Notes are Sprint Capital Corporation’s unsecured obligations and are also guaranteed on a senior unsecured basis by Sprint and Sprint Communications, Inc.

The SCC Notes were issued pursuant to an indenture, dated as of October 1, 1998 (as amended and supplemented the “SCC Indenture”), by and among Sprint Capital Corporation, Sprint and The Bank of New York Mellon Trust Company, N.A., as successor to Bank One, N.A., as trustee. The SCC Indenture contains covenants and other terms, including covenants that, among other things, restrict the ability of Sprint and its restricted subsidiaries to create liens or other encumbrances, and merge, consolidate or sell, or otherwise dispose of, substantially all of their assets. The SCC Indenture, as so amended and supplemented, also contains customary events of default. These covenants and events of default are subject to a number of important qualifications and exceptions. Sprint Capital Corporation may, at its option, redeem some or all of the SCC Notes at any time at a specified “make-whole” redemption price plus accrued and unpaid interest to, but not including, the redemption date.

Sprint Communications, Inc. Notes

On the Closing Date, pursuant to the Sixteenth Supplemental Indenture, dated as of April 1, 2020 (the “Sixteenth Supplemental Indenture”), by and among Sprint Communications, Inc., T-Mobile, T-Mobile USA and The Bank of New York Mellon Trust Company, N.A., as trustee, T-Mobile and T-Mobile USA guaranteed all obligations of Sprint Communications, Inc. under Sprint Communications, Inc.’s outstanding $1,500,000,000 in aggregate principal amount of 7.000% Senior Notes due 2020, $1,000,000,000 in aggregate principal amount of 11.500% Senior Notes due 2021 and $2,280,000,000 in aggregate principal amount of 6.000% Senior Notes due 2022 (collectively, the “SCI Notes”). The SCI Notes are Sprint Communications, Inc.’s unsecured obligations and are also guaranteed on a senior unsecured basis by Sprint.

The SCI Notes were issued pursuant to an indenture, dated as of November 20, 2006 (as amended and supplemented, the “SCI Indenture”), by and between Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation) and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Trust Company, N.A., as trustee. The SCI Indenture contains covenants and other terms, including covenants that, among other things, restrict the ability of Sprint and its restricted subsidiaries to create liens or other encumbrances, and merge, consolidate or sell, or otherwise dispose of, substantially all of their assets. The SCI Indenture, as so amended and supplemented, also contains customary events of default. These covenants and events of default are subject to a number of important qualifications and exceptions. Sprint Communications, Inc. may, at its option, redeem some or all of the SCI Notes at any time at a specified “make-whole” redemption price plus accrued and unpaid interest to, but not including, the redemption date.

Sprint Corporation Notes

On the Closing Date, pursuant to the Seventh Supplemental Indenture, dated as of April 1, 2020 (the “Seventh Supplemental Indenture”), by and among Sprint, T-Mobile, T-Mobile USA and The Bank of New York Mellon Trust Company, N.A., as trustee, T-Mobile and T-Mobile USA guaranteed all obligations of Sprint under Sprint’s outstanding $2,250,000,000 in aggregate principal amount of 7.250% Notes due 2021, $4,250,000,000 in aggregate principal amount of 7.875% Notes due 2023, $2,500,000,000 in aggregate principal amount of 7.125% Notes due 2024, $1,500,000,000 in aggregate principal amount of 7.625% Notes due 2025 and $1,500,000,000 in aggregate principal amount of 7.625% Notes due 2026 (collectively, the “Sprint Notes”). The Sprint Notes are Sprint’s unsecured obligations and are guaranteed on a senior unsecured basis by Sprint Communications, Inc.

The Sprint Notes were issued pursuant to an indenture, dated as of September 11, 2013 (as amended and supplemented, the “Sprint Indenture”), by and between Sprint and The Bank of New York Mellon Trust Company, N.A., as trustee. The Sprint Indenture contains covenants and other terms, including covenants that, among other things, restrict the ability of Sprint and its restricted subsidiaries to create liens or other encumbrances, and merge, consolidate or sell, or otherwise dispose of, substantially all of their assets. The Sprint Indenture, as so amended and supplemented, also contains customary events of default. These covenants and events of default are subject to a number of important qualifications and exceptions. Sprint may, at its option, redeem some or all of the Sprint Notes at any time at a specified “make-whole” redemption price plus accrued and unpaid interest to, but not including, the redemption date.

Spectrum Lease

On the Closing Date, pursuant to a guarantee assumption agreement, dated as of April 1, 2020, by and among Sprint Spectrum License Holder, LLC, Sprint Spectrum License Holder II LLC, Sprint Spectrum License Holder III LLC, T-Mobile, T-Mobile USA and certain subsidiary guarantors, T-Mobile, T-Mobile USA and certain subsidiaries of T-Mobile USA guaranteed on a secured basis (with such security capped at $3.5 billion) the lease payment obligations of Sprint Communications, Inc. under an intercompany spectrum lease (the “Sprint Spectrum Lease”), which lease payments are used to service the indebtedness under spectrum-backed notes issued through a group of bankruptcy-remote special purpose entities under the Sprint Spectrum Note Facility.

Currently outstanding under the Sprint Spectrum Note Facility are $1,312,500,000 of Series 2016-1 3.360% Senior Secured Notes, Class A-1, $2,100,000,000 of Series 2018-1 4.738% Senior Secured Notes, Class A-1 and $1,837,500,000 of Series 2018-1 5.152% Senior Secured Notes, Class A-2 (collectively, the “Sprint Spectrum-Backed Notes”), which were issued through a group of bankruptcy-remote special purpose entities (the “Sprint Spectrum Note Entities”) formed for such transaction, each of which, effective upon the completion of the Merger Transactions, are wholly-owned by T-Mobile and non-guarantor restricted subsidiaries under the pre-existing T-Mobile USA unsecured notes and the New Credit Agreement and the Bridge Credit Agreement.

The Sprint Spectrum-Backed Notes are secured primarily by a separate pool of 2.5 GHz and 1.9 GHz spectrum, which has been pledged to secure indebtedness available under the Sprint

Spectrum Note Facility. Additional credit enhancement includes a letter of credit supporting an 18-month interest and expense reserve and a pledge of the secured payment obligations under the Sprint Spectrum Lease.

The Series 2016-1 3.360% Senior Secured Notes, Class A-1 were initially paid with interest-only payments from December 2016 through September 2017, followed by amortizing quarterly principal payments from December 2017 through September 2021. The Series 2018-1 4.738% Senior Secured Notes, Class A-1 are initially paid with interest-only payments from June 2018 through March 2021, followed by amortizing quarterly principal payments from June 2021 through March 2025. The Series 2018-1 5.152% Senior Secured Notes, Class A-2 are initially paid with interest-only payments from June 2018 through March 2023, followed by amortizing quarterly principal payments from June 2023 through March 2028. The issuers may optionally prepay the outstanding principal amount of all or any tranche of the Sprint Spectrum-Backed Notes in whole on any business day or in part on any payment date, without any obligation to prepay the Sprint Spectrum-Backed Notes of another series or tranche proportionately or otherwise, at a price equal to 100% of the aggregate principal amount of the Sprint Spectrum-Backed Notes prepaid plus accrued and unpaid interest, if any, to the applicable prepayment date, plus, in the case of any such optional prepayment at any time before the date that is one year prior to the anticipated repayment date (September 20, 2021 with respect to the Series 2016-1 3.360% Senior Secured Notes, Class A-1, March 20, 2025 with respect to the Series 2018-1 4.738% Senior Secured Notes, Class A-1 and March 20, 2028 with respect to the Series 2018-1 5.152% Senior Secured Notes, Class A-2), a specified “make-whole” prepayment premium.

As the Sprint Spectrum Note Entities are wholly-owned subsidiaries of T-Mobile following the Merger Transactions, these entities will be consolidated and all intercompany activity will be eliminated for accounting purposes.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 relating to the Amended and Restated Stockholders’ Agreement and the information set forth in Item 5.03 relating to the Restated Certificate and the Restated Bylaws is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors and CEO Transition

On March 26, 2020, the Board approved certain actions with respect to the composition of the Board and its committees. In accordance with the terms of the Business Combination Agreement and the Amended and Restated Stockholders’ Agreement, as modified by certain transitional arrangements agreed to between the parties as described below, the size of the Board as of immediately following the Effective Time was increased to consist of a total of 14 directors, including nine directors designated by Deutsche Telekom, three directors designated by SoftBank, and each of John J. Legere and G. Michael Sievert.

Resignation of Director

On March 26, 2020, in connection with the transactions contemplated by the Business Combination Agreement, Bruno Jacobfeuerborn submitted his resignation from his position as a director of T-Mobile, effective as of the Effective Time.

Continued Service of Directors; Election of Directors

The nine directors designated by Deutsche Telekom pursuant to the Business Combination Agreement and the Amended and Restated Stockholders’ Agreement, each of whom previously served, and continues to serve, as a member of the Board, effective from and after the Effective Time are as follows: Timotheus Höttges (as Chairperson), Srikant Madhav Datar, Srini Gopalan, Lawrence H. Guffey, Dr. Christian P. Illek, Raphael Kübler, Thorsten Langheim, Teresa A. Taylor and Kelvin R. Westbrook. Each of Mr. Datar, Mr. Guffey, Ms. Taylor and Mr. Westbrook is an independent director under the listing standards of NASDAQ.

The three directors designated by SoftBank pursuant to the Business Combination Agreement and the Amended and Restated Stockholders’ Agreement, each of whom was appointed by the Board to fill the vacancies resulting from the resignation of the individual referred to above and the increase in the size of the Board referred to above, in each case effective from and after the Effective Time, are as follows: Marcelo Claure, Stephen Kappes and Ronald Fisher. Mr. Claure currently serves as Executive Vice President and Chief Operating Officer of SoftBank. He formerly served as Executive Chairman of Sprint. Mr. Fisher currently serves as Vice Chairman of the board of directors of SoftBank. He formerly served as Vice Chairman of the board of directors of Sprint. Mr. Kappes also previously served as a director of Sprint. It is anticipated that one additional director will be designated by SoftBank, and appointed by the Board, following the Closing, such that, effective from and after such time, SoftBank will have four designees on the Board, in accordance with the terms of the Amended and Restated Stockholders’ Agreement. Each of Mr. Kappes and the director to be designated by SoftBank following the Closing is (or will be, as applicable) an independent director under the listing standards of NASDAQ.

CEO Transition

As described below, the Board has named Mr. Sievert to succeed Mr. Legere as Chief Executive Officer of T-Mobile effective as of immediately following the Closing. In connection with the foregoing transition, the parties to the Business Combination Agreement have entered into a waiver pursuant to which Mr. Legere will continue to serve as a member of the Board from and after the Effective Time until the date of T-Mobile’s 2020 annual meeting of stockholders. From and after such date, in accordance with the terms of the Business Combination Agreement and the Amended and Restated Stockholders’ Agreement, the Board will consist of a total of 14 directors, including nine directors designated by Deutsche Telekom, four directors designated by SoftBank and the Chief Executive Officer of T-Mobile.

Board Committees

In accordance with the terms of the Business Combination Agreement and the Amended and Restated Stockholders’ Agreement, the Board established a CEO Selection Committee and a Transaction Committee, and appointed directors to serve on each such committee and its other standing committees, in each case effective as of the Effective Time, as follows:

•	Audit Committee: Srikant Madhav Datar (Chair), Teresa A. Taylor and Kelvin R. Westbrook

•	Compensation Committee: Kelvin R. Westbrook (Chair), Christian P. Illek, Raphael Kübler, Thorsten Langheim and Marcelo Claure

•	Nominating and Corporate Governance Committee: Teresa A. Taylor (Chair) and Srini Gopalan

•	Executive Committee: Timotheus Höttges (Chair), Marcelo Claure, Ronald Fisher, Lawrence H. Guffey, Christian P. Illek, Raphael Kübler, Thorsten Langheim and G. Michael Sievert

•	CEO Selection Committee: Timotheus Höttges (Chair), Christian P. Illek, Thorsten Langheim and Teresa A. Taylor

•	Transaction Committee: Thorsten Langheim (Chair), Christian P. Illek and Lawrence H. Guffey

It is expected that the Board will also appoint Mr. Fisher to serve on the Compensation Committee and the Transaction Committee; Mr. Kappes to serve on the Nominating and Corporate Governance Committee and the Executive Committee; and Marcelo Claure to serve on the CEO Selection Committee. In addition, it is currently anticipated that the director to be designated by SoftBank following the completion of the Merger Transactions will serve on the Audit Committee, replacing Mr. Westbrook. The remaining committee assignments, if any, of the director to be designated by SoftBank following the completion of the Merger Transactions have not yet been determined.

Amendments to Executive Employment Arrangements

On March 26, 2020, the Board adopted (i) a second amendment to the amended and restated employment agreement, dated April 1, 2017, with John J. Legere (the “Legere Amendment”), and (ii) a first amendment to the employment agreement, dated November 15, 2019, with G. Michael Sievert (the “Sievert Amendment”). The material terms of the Legere Amendment and the Sievert Amendment are described below.

Legere Amendment

The Legere Amendment amended Mr. Legere’s employment agreement to provide that he would continue to serve as T-Mobile’s Chief Executive Officer through the earlier of (i) immediately following the Closing and (ii) April 30, 2020 (the earlier such time or date, the “Termination Date”). Pursuant to the Legere Amendment, Mr. Legere’s employment with T-Mobile automatically terminated as of the Termination Date; however, pursuant to certain transitional arrangements agreed to between the parties to the Business Combination Agreement as described above, Mr. Legere continues to serve as a member of the Board through the date of T-Mobile’s 2020 annual meeting of stockholders.

Pursuant to the Legere Amendment, for purposes of determining the number of performance-based restricted stock units held by Mr. Legere that become earned and vested based on T-Mobile’s total shareholder return relative to its peer group in connection with Mr. Legere’s termination of employment on the Termination Date, (i) Sprint will be excluded from T-Mobile’s peer group, (ii) T-Mobile’s and its peer group companies’ stock price will be measured based on the average closing prices for the 30-day period ending on the last trading day immediately prior to the Termination Date, and (iii) any conditions to the accelerated vesting of Mr. Legere’s Incremental PRSUs and True-Up PRSUs (each as defined in his employment agreement) will be deemed satisfied.

The Legere Amendment also amended the severance benefits that Mr. Legere is, subject to his timely execution and non-revocation of a release of claims in favor of T-Mobile, eligible to receive upon his termination of employment due to the expiration of the employment term on the Termination Date to provide that, in lieu of T-Mobile paying for or reimbursing (as applicable) an exclusive office and exclusive executive assistant for 18 months (at up to $25,000 per month) following termination, T-Mobile will pay Mr. Legere a lump sum amount equal to $450,000.

The Legere Amendment also provides that T-Mobile will pay or reimburse Mr. Legere for the reasonable costs and expenses incurred by him in connection with the collection of his personal belongings from T-Mobile’s Bellevue, Washington offices and the winding up of his affairs in the greater Bellevue, Washington area.

The foregoing description of the Legere Amendment is qualified in its entirety by the full text of the Legere Amendment, a copy of which will subsequently be filed with the SEC.

Sievert Amendment

The Sievert Amendment amended Mr. Sievert’s employment agreement to provide that he would continue to serve as T-Mobile’s President and Chief Operating Officer through the earlier of (i) immediately following the Closing and (ii) April 30, 2020 (the earlier such time or date, the “CEO Start Date”). Mr. Sievert now serves as T-Mobile’s President and Chief Executive Officer, effective as of the CEO Start Date.

The foregoing description of the Sievert Amendment is qualified in its entirety by the full text of the Sievert Amendment, a copy of which will subsequently be filed with the SEC.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Merger Transactions, T-Mobile amended and restated its certificate of incorporation in the form of the Fifth Amended and Restated Certificate of Incorporation (the “Restated Certificate”), effective as of the Effective Time. The Restated Certificate effects certain changes to T-Mobile’s precedent certificate of incorporation, including the following:

•	Authorized Capital Stock. Pursuant to the Restated Certificate, the authorized capital stock of T-Mobile consists of 2,000,000,000 shares of T-Mobile Common Stock and 100,000,000 shares of preferred stock, par value $0.00001 per share.

•	Board Representation. The Restated Certificate provides each of Deutsche Telekom and SoftBank with the board and committee representation rights described in Item 1.01.

•	Approval Rights. The Restated Certificate provides each of Deutsche Telekom and SoftBank with the approval rights described in Item 1.01.

The information set forth in Item 1.01 is incorporated herein by reference.

In addition, in connection with the completion of the Merger Transactions, T-Mobile amended and restated its bylaws in the form of the Seventh Amended and Bylaws (the “Restated Bylaws”), effective as of the Effective Time. Among other things, the Restated Bylaws include certain modifications to the procedures related to director nominations and other business proposed to be brought before stockholder meetings.

The foregoing summary of the Restated Certificate and the Restated Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1, and the Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2.

Item 7.01       Regulation FD Disclosure.

In connection with the completion of the Merger Transactions, T-Mobile has determined that it is appropriate to withdraw its previously provided fiscal year 2020 guidance for T-Mobile operating on a standalone basis. Given the completion of the Merger Transactions and uncertainties with respect to the duration, severity and scope of the coronavirus (COVID-19) pandemic, government responses to the pandemic and the impact of the foregoing on the combined company, T-Mobile will provide more information about its views regarding the business outlook for the combined company at a later date.

On the Closing Date, T-Mobile issued a press release announcing the completion of the Merger Transactions. A copy of the press release is attached hereto as Exhibit 99.1.

The foregoing information in Item 7.01 of this Current Report on Form 8-K, together with the press release attached hereto as Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 7.01 of this Current Report on Form 8-K.

Item 9.01       Financial Statements and Exhibits

Financial Statement of Businesses Acquired and Pro Forma Financial Information

The audited financial statements required by Item 9.01(a) of Form 8-K, and the unaudited pro forma condensed combined financial statements and notes related thereto required by Item 9.01(b) of Form 8-K, are not included in this Current Report on Form 8-K. The financial statements and pro forma condensed combined financial statements will be filed by an amendment to this Current Report on Form 8-K within the time period specified in the instructions to Item 9.01 of Form 8-K.

(d)    Exhibits.

Exhibit No.	Description
2.1

Business Combination Agreement, dated as of April 29, 2018, by and among T-Mobile US, Inc., Huron Merger Sub LLC, Superior Merger Sub Corporation, Sprint Corporation, Starburst I, Inc., Galaxy Investment Holdings, Inc., and for the limited purposes set forth therein, Deutsche Telekom AG, Deutsche Telekom Holding B.V., and SoftBank Group Corp. (incorporated by reference to Exhibit 2.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on April 30, 2018).

Exhibit No.	Description
2.2

Amendment No. 1, dated as of July 26, 2019, to the Business Combination Agreement, dated as of April 29, 2018, by and among and among T-Mobile US, Inc., Huron Merger Sub LLC, Superior Merger Sub Corp., Sprint Corporation, Starburst I, Inc., Galaxy Investment Holdings, Inc., and for the limited purposes set forth therein, Deutsche Telekom AG, Deutsche Telekom Holding B.V., and SoftBank Group Corp. (incorporated by reference to Exhibit 2.2 to T-Mobile’s Current Report on Form 8-K filed with the SEC on July 26, 2019).

2.3

Amendment No. 2, dated as of February 20, 2020, to the Business Combination Agreement, dated as of April 29, 2018, by and among T-Mobile US, Inc., Huron Merger Sub LLC, Superior Merger Sub Corporation, Sprint Corporation, Starburst I, Inc., Galaxy Investment Holdings, Inc., and for the limited purposes set forth therein, Deutsche Telekom AG, Deutsche Telekom Holding B.V., and SoftBank Group Corp., as amended (incorporated by reference to Exhibit 2.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on February 20, 2020).

3.1	Fifth Amended and Restated Certificate of Incorporation of T-Mobile US, Inc.

3.2	Seventh Amended and Restated Bylaws of T-Mobile US, Inc.

10.1

Letter Agreement, dated as of February 20, 2020, by and among T-Mobile US, Inc., Deutsche Telekom AG and SoftBank Group Corp. (incorporated by reference to Exhibit 10.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on February 20, 2020).

10.2	Stockholders’ Agreement, dated as of April 1, 2020, by and among T-Mobile US, Inc., Deutsche Telekom AG and SoftBank Group Corp.

10.3	Amendment No. 1, dated as of April 1, 2020, to the License Agreement, dated as of April 30, 2013, by and between T-Mobile US, Inc. and Deutsche Telekom AG.

99.1	Press Release, dated April 1, 2020.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements concerning T-Mobile, Sprint and the proposed transaction between T-Mobile and Sprint. All statements other than statements of fact, including information concerning future results, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transaction, including anticipated future financial and operating results, synergies, accretion and growth rates, T-Mobile’s, Sprint’s and the combined company’s plans, objectives, expectations and intentions, and the expected timing of completion of the proposed transaction. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, adverse economic, political or market conditions in the U.S. and international markets and other factors such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as COVID-19; the failure to obtain, or delays in obtaining, required regulatory approvals, and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction, or the failure to satisfy any of the other conditions to the proposed transaction on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of the parties to terminate the Business Combination Agreement; adverse effects on the market price of T-Mobile’s or Sprint’s common stock and on T-Mobile’s or Sprint’s operating results because of a failure to complete the proposed transaction in the anticipated timeframe or at all; inability to obtain the financing contemplated to be obtained in connection with the proposed transaction on the expected terms or timing or at all; the ability of T-Mobile, Sprint and the combined company to make payments on debt or to repay existing or future indebtedness when due or to comply with the covenants contained therein; adverse changes in the ratings of T-Mobile’s or Sprint’s debt securities or adverse conditions in the credit markets; negative effects of the announcement, pendency or consummation of the transaction on the market price of T-Mobile’s or Sprint’s common stock and on T-Mobile’s or Sprint’s operating results, including as a result of changes in key customer, supplier, employee or other business relationships; significant transaction costs, including financing costs, and unknown liabilities; failure to realize the expected benefits and synergies of the proposed transaction in the expected timeframes or at all; costs or difficulties related to the integration of Sprint’s network and operations into T-Mobile; the risk of litigation or regulatory actions, including the antitrust litigation brought by the attorneys general of certain states and the District of Columbia; the inability of T-Mobile, Sprint or the combined company to retain and hire key personnel; the risk that certain contractual restrictions contained in the Business Combination Agreement during the pendency of the proposed transaction could adversely affect T-Mobile’s or Sprint’s ability to pursue business opportunities or strategic transactions; effects of changes in the regulatory environment in which T-Mobile and Sprint operate; changes in global, political, economic, business, competitive and market conditions; changes in tax and other laws and regulations; and other risks and uncertainties detailed in the Form S-4, as well as in T-Mobile’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” as well as in its subsequent reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and www.t-mobile.com. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Given these risks and uncertainties, persons reading this communication are cautioned not to place undue reliance on such forward-looking statements. T-Mobile assumes no obligation to update or revise the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2020
T-MOBILE US, INC.

	By:	/s/ G. Michael Sievert
	Name:	G. Michael Sievert
	Title	Chief Executive Officer